APPLICATION NO.

APPLICATION TO SOUTHWESTERN LIFE INSURANCE COMPANY, DALLAS, TEXAS FOR A VARIABLE ANNUITY

Instructions:
a. This Application is to be completed by the Applicant.
b. Answers must be complete and any erasures or alterations must be initialed by the Applicant.
c. Please print or type all answers and information.

1. Proposed Annuitant ☐ Mr. ☒ Mrs. ☐ Miss ____ First Name ____ Middle Name ____ Last Name ____ Taxpayer I.D. No. ____ ☒ Married ☐ Widowed ☐ Single

2. Questions regarding Proposed Annuitant:
(a) ____
City ____ State ____ Zip Code ____
(b) Occupation ____
(c) Business Address: ____
City ____ County ____ State ____ Zip Code ____
(d) Date of Birth: ____ Mo. ____ Day ____ Year ____
(e) Place of Birth: ____
City ____ County ____ State ____
(f) Nationality or Citizenship ____

3. Send mail to
☒ Proposed Annuitant's Residence Address
☐ Proposed Annuitant's Business Address
☐ Owner at Owner's Address
☐ Other
____ Name
____ Number and Street
City ____ County ____ State ____ Zip Code ____

4. The Owner of the Contract will be:
☒ The Proposed Annuitant (Proposed Annuitants Jointly if Joint Annuity)
☐ Applicant
☐ Applicant, except that the right to change the beneficiary designation and the method of payment of proceeds as a death claim in accordance with the terms of the contract relating to such changes shall be vested in the Proposed Annuitant free of any control by the Applicant.
☐ Proposed Annuitant except that this contract may not be sold, assigned, discounted, or pledged as collateral or as security for the performance of an obligation or for any other purpose, to any person other than the Company. The Proposed Annuitant has the right to name and change beneficiaries and to elect any form of annuity or method of settlement provided under the contract.
☐ Other (Specify) ____ Name
If the Owner is someone other than the Proposed Annuitant, give address:
____ Number and Street
City ____ County ____ State ____ Zip Code ____

COMPLETE QUESTIONS 5 through 8 if a Deferred Annuity is Applied For:

5. Age Last Birthday: ____
6. Age At Which Annuity Is to Begin: ____
7. Method of Premium Payment:
☐ Single ☐ Flexible ☐ Annual ☐ Semi-Ann. ☐ Qtly. ☒ Mo.
If the method of premium payment is flexible, the Owner may, prior to commencement of an annuity under the contract, pay supplementary premiums to the Company, but not more often than once each month, for the purpose of increasing the amount of annuity provided under this contract. The Company may refuse to accept any such supplementary premium which is less than $10 in amount. The total amount of any such supplementary premiums payable during any contract year may, at the option of the Company, be limited to two times the premiums paid during the first contract year.
8. Total ☐ Single ☒ Annual Premium $____ or
☐ Initial Flexible Premium $____ plus continuing supplementary premium of $____

COMPLETE QUESTIONS 9 through 11 if an Immediate Annuity Is Applied For:

9. Age: Years ____ Months ____
10. Plan Applied For:
☐ Life Annuity (Without Death Benefit)
☐ Life Annuity ____ Yrs. Guaranteed
☐ Unit Refund Annuity
☐ Joint and Survivor Annuity 10 Yrs. Guaranteed
☐ Joint and Survivor Annuity (Without Death Benefit)
☐ Joint and ⅔ Survivor Annuity (Without Death Benefit)
☐ Joint and ½ Survivor Annuity (Without Death Benefit)
11. Questions regarding Proposed Second Annuitant: (Complete this question only if a type of Joint and Survivor Annuity is applied for.)
(a) Name of Proposed Second Annuitant
☐ Mr. ☐ Mrs. ☐ Miss ____ Given Name ____ Middle Name ____ Last Name
(b) Marital Status: ☐ Married ☐ Widowed ☐ Single
(c) Residence Address:
____ Number and Street
City ____ County ____ State ____ Zip Code ____
(d) Date of Birth: ____ Mo. ____ Day ____ Year ____
(e) Age: Years ____ Months ____
(f) Place of Birth: ____
City ____ County ____ State ____

12. Is this annuity being purchased to implement a retirement plan under the Internal Revenue Code? ☐ No ☒ Yes If yes, please complete information requested below:
(a) Type of Plan:
☒ 403(b) ☐ Qualified Pension ☐ Qualified Profit Sharing Trust ☐ HR-10 ☐ Other (describe) ____
(b) Name of Retirement Plan ____
(c) Name of Employer through which the Retirement Plan is provided ____

13. I request that payment of the death benefits, if any, be made in accordance with the contract provisions and the beneficiary designation indicated below: (Check one box only.)
☐ A. To ____, related to the Proposed Annuitant as ____
☒ B. To ____, related to the Proposed Annuitant as spouse, if then living, otherwise to
☒ the then living children of the Proposed Annuitant.
☐ the then living children born of the marriage of the Proposed Annuitant to the said spouse.
☐ C. To ____, related to the Proposed Annuitant as ____
if then living, otherwise to ____, related to the Proposed Annuitant as ____
☐ D. To the Executors or Administrators of the Estate of the Proposed Annuitant.
☐ E. (Use this space for a beneficiary designation that does not fit any of the above patterns, using the approved language.)
To ____

The undersigned agrees, in behalf of every person who shall have or claim any interest in any contract issued in consequence hereof, as follows: (1) That this application and the contract issued thereon shall constitute the entire contract. (2) That each and every statement and answer contained in this application is full, complete, and true as herein recorded. (3) That any acceptance of any contract issued on this application shall constitute a ratification by the undersigned of any corrections, additions, or changes made by the Company and noted in the space provided below, except that no change in amount, risk classification, plan or benefit shall be effective unless agreed to in writing by me.

For Home Office Endorsement Only

IT IS UNDERSTOOD THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT APPLIED FOR, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

Signed at ____ ____ Applicant
This ____ day of ____, 19__ By ____
Recommended by:
Agent ____
Agent ____
(Every Agent Who Has An Interest In This Application Must Sign It.) ____ Signature of Proposed Annuitant, if required

IMPORTANT! ADDITIONAL QUESTIONS AND AGENT'S REPORT ON REVERSE SIDE MUST BE COMPLETED AND SIGNED

B-3188 68-1

Southwestern Life Agents are required to make inquiries relating to the Proposed Annuitant's financial condition and other retirement plans that the Proposed Annuitant may have. Please furnish the following information about the Proposed Annuitant so that the agent and the Company can make an informed judgement as to the suitability of variable annuities for retirement purposes. However, such information is not required to be divulged. If you do not wish to divulge this information, please check item 9 below.

1. Other family members or dependents

Name	Relationship	Date of Birth

2. Annual Earned Income $____
3. Other Income (describe) ____
4. Value of Other Assets:
   - HOME $____
   - CARS $____
   - STOCKS $____
   - SAVINGS BONDS $____
   - CHECKING OR SAVINGS ACCOUNTS $____
   - AMOUNT OF LIFE INSURANCE $____
5. Total Debts $____
6. Income of Other Family Members (describe) ____
7. Is the Proposed Annuitant eligible for Social Security Retirement Benefits? ☐ Yes ☒ No
8. List other retirement resources (include annuities, permanent life insurance and pensions, indicating whether fixed, variable or combinations) ____
9. ☒ I understand that the agent is required to make inquiries in order that he can make an informed judgement as to the suitability of the variable annuity as a medium for investment for retirement purposes. However, I do not wish to divulge this information.

I acknowledge receipt of a Prospectus describing the Variable Annuity for which application is being made.

Signed at ____ this ____ day of ____ 19__
Recommended by:
Agent ____ Signature ____ (Annuitant name in full.)

INSTRUCTIONS

REQUIREMENTS REGARDING EVIDENCE OF DATE OF BIRTH IN CONNECTION WITH SINGLE PREMIUM IMMEDIATE ANNUITY APPLICATIONS.

Satisfactory evidence of the true date of birth is required for all Single Premium Immediate Annuity contracts and should be forwarded to the Home Office with the application. Any one of the following sources will be considered, preference being in the order given. Please note, however, that a legally certified copy of the record is required.

1. A certificate of birth from Vital Statistics records, made at or about the time of birth.
2. A certificate of baptism from church or parish records, made at an early age.
3. A legally certified copy of the entire page of the family Bible on which the date of birth appears, together with a statement as to when and by whom the entry was made.
4. A school record.
5. A confirmation record, if date of birth or age is shown.
6. A certificate of marriage, if date of birth or age is shown.
7. A naturalization record, if date of birth or age is shown.
8. A passport, at least five years old, if date of birth or age is shown.
9. An army or navy discharge paper, if date of birth or age is shown.
10. A life insurance record under a policy issued at least five years ago.

If none of the above is available a detailed statement as to the effort made to secure such evidence should be submitted with the application and further instructions as to the evidence acceptable for consideration will be given.

SOLICITING AGENT'S REPORT

1. Is an application for a fixed annuity or life insurance pending on the applicant? Yes ☒ No ☐
2. Method of Premium Payment if Monthly:
   - ☐ Pay Direct.
   - ☐ Pre-authorized Check (Attach P.A.C. Order and blank, personalized check.)
   - ☐ Salary Deduction (Attach Request for Deduction of Monthly Premiums From Salary.)
   - ☒ 403(b) Franchise (Attach Notice by Employer.) Issue Date of Contract ____ Month ____ Day ____ Year ____
   - ☐ Government Allotment
3. Total Amount Collected $____
   Any settlement obtained must be forwarded IN FULL to the Home Office with application.
4. Are you licensed to solicit in the state in which the Proposed Annuitant resides? ☒ Yes ☐ No (If "No", explain)

Three references who have known the Proposed Annuitant for at least one year:

Name	Address

Remarks:

Has any other person any commission interest in this application? ☐ Yes ☒ No
If "Yes", and the person is not an agent of the Company, refer to Branch Manager for approval.
I hereby certify that I am a REGISTERED REPRESENTATIVE of Southwestern Life Insurance Company.

MAIL CONTRACT TO ⟶ ____ %
Signature of Soliciting Agent
____ %
Signature of Soliciting Agent